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July 24, 2018

RiverNorth Opportunities Fund, Inc.

1290 Broadway, Suite 1100

Denver, Colorado 80203

Re:	Registration Statement on Form N-2: 1933 Act File No.: 333-225152 1940 Act File No.: 811-22472

Ladies and Gentlemen:

We have served as Maryland counsel to RiverNorth Opportunities Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial offering price of up to $200,000,000 (collectively, the “Securities”): (a) shares of common stock, $.0001 par value per share, of the Company (“Common Stock”), and (b) subscription rights (“Subscription Rights”) to purchase shares of Common Stock which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”), in each case, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.       The Registration Statement and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act and the 1940 Act;

2.       The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.       The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

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 4.       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.       Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company; and

6.       A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein (including the Company’s) are legal, valid and binding and are enforceable in accordance with all stated terms.

4.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.       The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions (such approvals referred to herein as the “Corporate Proceedings”).

6.       Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

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7.       The Company does not intend to issue certificates representing shares of Common Stock. The Company will send in writing to each stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any shares of Common Stock to be issued, on request by a stockholder of the Company.

8.       Any Subscription Rights will be issued under a valid and legally binding Subscription Rights Certificate and/or Subscription Rights Agreement that conforms to the description thereof set forth in the applicable prospectus supplement, and will comply with the Charter, the Bylaws and applicable law.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.       Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, Common Securities will be validly issued, fully paid and nonassessable.

3.       Upon the completion of all Corporate Proceedings relating to Subscription Rights, the issuance of Subscription Rights will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

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This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

MORRISON & FOERSTER LLP